Exhibit 99.1

Marchex Provides Update on Share Repurchase Program

SEATTLE, WA – September 11, 2007 – Marchex, Inc. (NASDAQ: MCHX, MCHXP) today announced that it has repurchased approximately 1.4 million shares of its outstanding Class B common stock, or 3 percent of its outstanding common shares, to-date for approximately $13.5 million.

The repurchase, which was executed over the last few weeks, is a part of the company’s previously authorized stock repurchase plan of up to 3 million shares of the company’s Class B common stock. This stock repurchase program does not have an expiration date and may be modified or terminated at any time without prior notice. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate requirements, capital availability, and other market conditions.

About Marchex, Inc.

Marchex (www.marchex.com) is a local online advertising company and leading publisher of local content. Marchex’s innovative advertising platform delivers search- and call-based marketing products and services for local and national advertisers. Marchex’s local content network, one of the largest online, helps consumers make better, more informed local decisions through its network of content-rich Web sites that reach tens of millions of unique visitors each month.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Investor Relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

206-331-3316

tcaldwell@marchex.com

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

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